Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference of our firm under the caption "Independent Auditors" in the Post Effective Amendment #1 to the Registration Statement (Form S-3 No. 333-104545) and related prospectus of Scottish Re Group Limited (formally Scottish Annuity & Life Holdings, Ltd.) (the Company) and to the incorporation by reference therein of our report dated February 11, 2003 with respect to the consolidated financial statements and schedules of the Company.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 10, 2003